                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Financial Guaranty Insurance Company:

     We consent to the use of our report dated February 14, 2003 on the predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002, included in the Current Report on Form 8-K of Residential Asset Mortgage Products, Inc. (the "Registrant"), which is incorporated by reference in the Registrant's registration statement (No.
333-125485), and to the reference to our firm under the heading "Experts" in the
Prospectus Supplement of the Registrant relating to the RAMP Series 2005-NC1
Trust, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-NC1.

/s/ KPMG LLP

New York, New York
December 22, 2005